Exhibit 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346

Media Contact: Christi Dean, christi.dean@avid.com, 978-640-5147

Avid Announces Second Quarter 2009 Results

TEWKSBURY, Mass., July 23, 2009 — Avid® (NASDAQ: AVID) today reported revenues of $150.5 million for the three-month period ended June 30, 2009, compared to $222.9 million for the same period in 2008. The GAAP net loss for the quarter was $15.9 million, or $.43 per share, compared to a GAAP net loss of $10.4 million, or $.28 per share, in the second quarter of 2008.

The GAAP net loss for the second quarter of 2009 included amortization of intangibles, stock-based compensation, restructuring charges and related tax adjustments, collectively totaling $10.4 million. Excluding these items, the non-GAAP net loss was $5.5 million for the second quarter, or $.15 per share.

“We made a number of strategic and operational improvements in the first half of 2009, which have resulted in gross margin improvement and reduced operating costs on a sequential and annual basis,” said Gary Greenfield, Avid’s chairman and CEO. “While ongoing macroeconomic issues continue to affect our revenue results, we remain confident that our continued efforts to improve our operations have positioned us to take advantage of growth opportunities when the economy improves.”

Revenues for the six-month period ended June 30, 2009 were $302.2 million, compared to revenues of $421.1 million for the same period in 2008. GAAP net loss for the first six months of 2009 was $33.2 million, or $.89 per share, compared to GAAP net loss of $31.5 million, or $.83 per share, for the same period in 2008. GAAP net loss for the six-month period ended June 30, 2009 included $22.1 million of amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP net loss per share was $.30 for the first half of 2009. GAAP net loss for the six-month period ended June 30, 2008 included $19.9 million of amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP net loss per share was $.30 for the first half of 2008.

The company’s cash balance on June 30, 2009 was $118.6 million, or approximately $3.18 per share. The company paid out approximately $6.8 million in cash in the second quarter related to restructuring activities.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income (loss) and earnings (loss) per share for the three- and six-month periods ended June 30, 2009 and 2008 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s second quarter 2009 financial results will be held today, July 23, 2009 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid

Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2009 Avid Technology, Inc. All rights reserved. Product features, specifications, systems requirements and availability are subject to change without notice.  Avid, Pinnacle Studio, Avid Unity, Interplay, Media Composer, Pro Tools, Symphony, Nitris, ISIS and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenues:
Products	$121,912	$189,115	$245,553	$357,291
Services	28,631	33,748	56,619	63,838
Total net revenues	150,543	222,863	302,172	421,129

Cost of revenues:
Products	58,429	92,628	119,677	177,701
Services	14,090	19,629	29,929	37,016
Amortization of intangible assets	426	2,270	946	5,524
Restructuring costs	-	-	799	-
Total cost of revenues	72,945	114,527	151,351	220,241

Gross profit	77,598	108,336	150,821	200,888

Operating expenses:
Research and development	30,661	38,972	61,712	77,482
Marketing and selling	41,994	55,259	82,775	105,586
General and administrative	12,559	19,492	27,672	41,435
Amortization of intangible assets	2,622	3,323	4,997	6,710
Restructuring costs, net	5,019	937	9,241	2,000
Total operating expenses	92,855	117,983	186,397	233,213

Operating loss	(15,257)	(9,647)	(35,576)	(32,325)

Interest and other income (expense), net	58	617	211	2,098
Loss before income taxes	(15,199)	(9,030)	(35,365)	(30,227)

Provision for (benefit from) income taxes, net	750	1,355	(2,139)	1,306

Net loss	$(15,949)	$(10,385)	$(33,226)	$(31,533)

Net loss per common share - basic and diluted	$(0.43)	$(0.28)	$(0.89)	$(0.83)

Weighted-average common shares outstanding - basic and diluted	37,282	36,904	37,206	38,133

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2009, we combined our professional video and consumer video businesses into a single reporting segment. We will now consequently report on two business segments: Audio and Video. Please note that the segment contribution margin calculation has also changed from last year. Segment contribution margin is now calculated as segment gross margin less research and development and product management expenses directly attributable to the segment. Comparative results for the 2008 periods have been updated to reflect our new business structure.

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Video (a)	$ 88,699	$147,548	$176,201	$272,575
Audio	61,844	75,315	125,971	148,554
Total revenues	$150,543	$222,863	$302,172	$421,129

Contribution Margin:
Video	$ 25,233	$ 43,616	$ 46,513	$ 72,086
Audio	21,831	26,460	44,561	52,785
Segment contribution margin	47,064	70,076	91,074	124,871

Less unallocated costs and expenses:
Research and development expenses	(1,837)	(1,731)	(3,591)	(3,501)
Marketing and selling expenses	(38,056)	(50,710)	(75,571)	(97,178)
General and administrative expenses	(11,467)	(16,164)	(24,463)	(35,550)
Amortization of acquisition-related intangible assets	(3,048)	(5,593)	(5,943)	(12,234)
Stock-based compensation	(2,894)	(4,588)	(7,042)	(6,733)
Restructuring costs, net	(5,019)	(937)	(10,040)	(2,000)
Consolidated operating loss	$(15,257)	$(9,647)	$(35,576)	$(32,325)

(a) Includes revenues from non-core product lines of:	$808	$16,641	$1,757	$35,093

Reconciliation of GAAP net loss to Non-GAAP net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP net loss	$(15,949)	$(10,385)	$(33,226)	$(31,533)

Adjustments to reconcile to Non-GAAP net (loss) income:
Amortization of intangible assets	3,048	5,593	5,943	12,234
Stock-based compensation	2,894	4,588	7,042	6,733
Restructuring costs, net	5,019	937	10,040	2,000
Related tax adjustments	(540)	(614)	(894)	(1,048)
Non-GAAP net (loss) income:	$(5,528)	$119	$(11,095)	$(11,614)

Weighted-average common shares outstanding - diluted	37,282	37,056	37,206	38,133

Non-GAAP net (loss) income per common share - diluted	$(0.15)	$0.00	$(0.30)	$(0.30)

	Three Months Ended		Six Months Ended
Stock-based compensation included in:	June 30,		June 30,
	2009	2008	2009	2008
Cost of products revenues	$ 153	$ 171	$ 503	$ 303
Cost of services revenues	231	166	621	264
Research and development expenses	612	1,089	1,082	1,452
Marketing and selling expenses	806	1,109	1,627	1,638
General and administrative expenses	1,092	2,053	3,209	3,076
	$2,894	$4,588	$7,042	$6,733

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$118,588	$147,694
Accounts receivable, net of allowances of $16,631 and $23,182
at June 30, 2009 and December 31, 2008, respectively	85,192	103,527
Inventories	93,399	95,755
Prepaid and other current assets	36,532	43,969
Total current assets	333,711	390,945

Property and equipment, net	35,643	38,321
Intangible assets, net	32,200	38,143
Goodwill	225,375	225,375
Other assets	11,221	10,801

Total assets	$638,150	$703,585

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 27,785	$ 29,419
Accrued expenses and other current liabilities	69,097	101,107
Deferred revenues	61,566	68,581
Total current liabilities	158,448	199,107

Long-term liabilities	12,705	11,823
Total liabilities	171,153	210,930

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	986,197	980,563
Accumulated deficit	(406,679)	(365,431)
Treasury stock at cost, net of reissuances	(116,224)	(124,852)
Accumulated other comprehensive income	3,280	1,952
Total stockholders' equity	466,997	492,655

Total liabilities and stockholders' equity	$638,150	$703,585